Exhibit 4.2

FORM OF
2-TRACK GLOBAL, INC.

NON-EMPLOYEE DIRECTORS AND CONSULTANTS RETAINER STOCK INCENTIVE PLAN FOR THE YEAR 2006

1. Introduction.

This Plan shall be known as the "2-Track Global, Inc. Non-Employee Directors and Consultants Retainer Stock Incentive Plan for the Year 2006" and is hereinafter referred as the "Plan" The purposes of the plan are to enable 2-Track Global, Inc., a Nevada corporation (the "Company"), to promote the interests of the Company and its stockholders by attracting and retaining non-employee Directors and Consultants capable of furthering the future success of the Company and by aligning their economic interests more closely with those of the Company's stockholders, by allowing certain options (the "Stock Options") to purchase common stock of the Company, par value $0.001 per share (the "Common Stock") and paying their retainer or fees in the form of shares of the Company's common stock subject to certain restrictions (the "Awards").

2. Definitions.

The following terms shall have the meanings set forth below:

"Board" means the Board of Directors of the Company.

"Change of Control" has the meaning set forth in Paragraph 13(d) hereof.

"Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder. References to any provision of the Code
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or rule or regulation thereunder shall be deemed to include any amended or successor provision, rule or regulation.

"Committee" means the committee that administers this Plan, as more fully defined in Paragraph 14 hereof.

"Common Stock" has the meaning set forth in Paragraph 1 hereof.

"Company" has the meaning set forth in Paragraph 1 hereof.

"Consultants" means the Company's consultants and advisors only if: (i) they are natural persons; (ii) they provide bona fide services to the Company; and (iii) the services are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the Company's securities.

"Deferral Election" has the meaning set forth in Paragraph 7 hereof.

"Deferred Stock Account" means a bookkeeping account maintained by the Company for a Participant representing the Participant's interest in the shares credited to such Deferred Stock Account pursuant to Paragraph 8 hereof.

"Delivery Date" has the meaning set forth in Paragraph 9 hereof.

"Director" means an individual who is a member of the Board of Directors of the Company.

"Dividend Equivalent" for a given dividend or other distribution means a number of shares of the Common Stock having a Fair Market Value, as of the record date for such dividend or distribution, equal to the amount of cash, plus the Fair Market Value on the date of distribution of any property, that is distributed with respect to one share of the Common Stock pursuant to such dividend or distribution; such Fair Market Value to be determined by the Committee in good
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faith.

"Effective Date" has the meaning set forth in Paragraph 3 hereof.

"Exchange Act" has the meaning set forth in Paragraph 13(d) hereof.

"Fair Market Value" means the mean between the highest and lowest reported sales prices of the Common Stock on the New York Stock Exchange Composite Tape or, if not listed on such exchange, on any other national securities exchange on which the Common Stock is listed or on The Nasdaq Stock Market, or, if not so listed on any other national securities exchange or The Nasdaq Stock Market ,then the average of the bid price of the Common Stock during the last five trading days on the OTC Bulletin Board immediately preceding the last trading day prior to the date with respect to which the Fair Market Value is to be determined. If the Common Stock is not then publicly traded, then the Fair Market Value of the Common Stock shall be the book value of the Company per share as determined on the last day of March, June, September, or December in any year closest to the date when the determination is to be made. For the purpose of determining book value hereunder, book value shall be determined by adding as of the applicable date called for herein the capital, surplus, and undivided profits of the Company, and after having deducted any reserves theretofore established; the sum of these items shall be divided by the number of shares of the Common Stock outstanding as of said date, and the quotient thus obtained shall represent the book value of each share of the Common Stock of the Company.

"Participant" has the meaning set forth in Paragraph 4 hereof.

"Payment Time" means the time when a Stock Retainer is payable to a Participant pursuant to Paragraph 5 hereof (without regard to the effect of any Deferral Election).

"Stock Retainer" has the meaning set forth in Paragraph 6 hereof.

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"Third Anniversary" has the meaning set forth in Paragraph 7 hereof.

3. Effective Date of the Plan.

This Plan will be effective 20 days after mailing the information statements to shareholders.

4. Eligibility.

Each individual who is a Director or Consultant on the Effective Date and each individual who becomes a Director or Consultant, thereafter during the term of this Plan, shall be eligible to participate in this Plan, in each case during such period as such individual remains a Director or Consultant and is not an employee of the Company or any of its subsidiaries. Each non-employee Director and Consultant who is awarded any stock retainers under this Plan shall be deemed to participate in this Plan (A "participant"). Each credit of shares of the Common Stock pursuant to this Plan shall be evidenced by a written agreement duly executed and delivered by or on behalf of the Company and a Participant, if such an agreement is required by the Company to assure compliance with all applicable laws and regulations.

5. Provisions Relating to Stock Options.

5.1 Grants of Stock Options.

The Committee may grant Stock Options in such amounts, at such times, and to non-employee directors or consultants nominated by the management of the Company as the Committee, in its discretion, may determine. Stock Options granted under this Plan shall constitute "incentive stock options" within the meaning of Section 422 of the Code, if so designated by the Committee on the date of grant. The Committee
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shall also have the discretion to grant Stock Options which do not constitute incentive stock options, and any such Stock Options shall be designated non-statutory stock options by the Committee on the date of grant. The aggregate Fair Market Value (determined as of the time an incentive stock option is granted) of the Common Stock with respect to which incentive stock options are exercisable for the first time by any non-employee director and consultant during any one calendar year (under all plans of the Company and any parent or subsidiary of the Company) may not exceed the maximum amount permitted under Section 422 of the Code (currently, $100,000.00). Non-statutory stock options shall not be subject to the limitations relating to incentive stock options contained in the preceding sentence. Each Stock Option shall be evidenced by a written agreement (the "Option Agreement") in a form approved by the Committee, which shall be executed on behalf of the Company and by the non-employee director or consultant to whom the Stock Option is granted, and which shall be subject to the terms and conditions of this Plan. In the discretion of the Committee, Stock Options may include provisions (which need not be uniform), authorized by the Committee in its discretion, that accelerate a non-employee director or consultant's rights to exercise Stock Options following a "Change in Control," upon termination of his or her engagement by the Company without "Cause" or by the person for "Good Reason," as such terms are defined in Paragraph 3.1 hereof. The holder of a Stock Option shall not be entitled to the privileges of stock ownership as to any shares of the Common Stock not actually issued to such holder.

5.2 Purchase Price.

The purchase price (the "Exercise Price") of shares of the Common Stock subject to each Stock Option (the "Option Shares")shall not be less than 100 percent of the Fair Market Value of the Common Stock on the date of grant. For a non-employee director or consultant holding greater than 10 percent of the total voting power of all stock of the Company, either Common or Preferred, the Exercise Price of an incentive stock option shall be at least 110 percent of the Fair Market Value
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of the Common Stock on the date of the grant of the option. As used herein, "Fair Market Value" means the mean between the highest and lowest reported sales prices of the Common Stock on the New York Stock Exchange Composite Tape or, if not listed on such exchange, on any other national securities exchange on which the Common Stock is listed or on The Nasdaq Stock Market, or, if not so listed on any other national securities exchange or The Nasdaq Stock Market, then the average of the bid price of the Common Stock during the last five trading days on the OTC Bulletin Board immediately preceding the last trading day prior to the date with respect to which the Fair Market Value is to be determined. If the Common Stock is not then publicly traded, then the Fair Market Value of the Common Stock shall be the book value of the Company per share as determined on the last day of March, June, September, or December in any year closest to the date when the determination is to be made. For the purpose of determining book value hereunder, book value shall be determined by adding as of the applicable date called for herein the capital, surplus, and undivided profits of the Company, and after having deducted any reserves theretofore established; the sum of these items shall be divided by the number of shares of the Common Stock outstanding as of said date, and the quotient thus obtained shall represent the book value of each share of the Common Stock of the Company.

5.3 Option Period.

The Stock Option period (the "Term") shall commence on the date of grant of the Stock Option and shall be 10 years or such shorter period as is determined by the Committee. Each Stock Option shall provide that it is exercisable over its term in such periodic installments as the Committee may determine, subject to the provisions of Paragraph 5.4.1.Section 16(b) of the Securities Exchange Act of 1934, as amended (the Exchange Act") exempts persons normally subject to the reporting requirements of Section 16(a) of the Exchange Act (the "Section 16 Reporting Persons")
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pursuant to a qualified employee stock option plan from the normal requirement of not selling until at least six months and one day from the date the Stock Option is granted.

5.4 Exercise of Options.

5.4.1 Each Stock Option may be exercised in whole or in part (but not as to fractional shares) by delivering it for surrender or endorsement to the Company, attention of the Corporate Secretary, at the principal office of the Company, together with payment of the Exercise Price and an executed Notice and Agreement of Exercise in the form prescribed by Paragraph 5.4.2. Payment may be made (a) in cash, (b) by cashier's or certified check, (c) by surrender of previously owned shares of the Common Stock valued pursuant to Paragraph 5.2 (if the Committee authorizes payment in stock in its discretion), (d) by withholding from the Option Shares which would otherwise be issuable upon the exercise of the Stock Option that number of Option Shares equal to the exercise price of the Stock Option, if such withholding is authorized by the Committee in its discretion, or (e) in the discretion of the Committee, by the delivery to the Company of the optionee's promissory note secured by the Option Shares, bearing interest at a rate sufficient to prevent the imputation of interest under Sections 483 or 1274 of the Code, and having such other terms and conditions as may be satisfactory to the Committee. Subject to the provisions of this Paragraph 5.4 and Paragraph 5.5, the consultant has the right to exercise his or her Stock Options at the rate of at least 20 percent per year over five years from the date the Stock Option is granted. Directors have the right to exercise his or her Stock Options at 12.5 percent per year over 8 years from the date the Stock option is granted.

5.4.2 Exercise of each Stock Option is conditioned upon the
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agreement of the non-employee or consultant to the terms and conditions of this Plan and of such Stock Option as evidenced by the non-employee director or consultant's execution and delivery of a Notice and Agreement of Exercise in a form to be determined by the Committee in its discretion. Such Notice and Agreement of Exercise shall set forth his or her agreement that (a) no Option Shares will be sold or otherwise distributed in violation of the Securities Act of 1933, as amended (the "Securities Act") or any other applicable federal or state securities laws, (b) each Option Share certificate may be imprinted with legends reflecting any applicable federal and state securities law restrictions and conditions, (c) the Company may comply with said securities law restrictions and issue "stop transfer" instructions to its Transfer Agent and Registrar without liability, (d) if the non-employee director or consultant is a Section 16 Reporting Person, he or she will furnish to the Company a copy of each Form 4 or Form 5 filed by said Employee and will timely file all reports required under federal securities laws, and (e) the non-employee or consultant will report all sales of Option Shares to the Company in writing on a form prescribed by the Company.

5.4.3 No Stock Option shall be exercisable unless and until any applicable registration or qualification requirements of federal and state securities laws, and all other legal requirements, have been fully complied with. At no time shall the total number of securities issuable upon exercise of all outstanding options under this Plan, and the total number of securities provided for under any bonus or similar plan or agreement of the Company exceed a number of securities which is equal to 30 percent of the then outstanding securities of the Company, unless a percentage higher than 30 percent is approved by at least two-thirds of the outstanding securities entitled to vote. The Company will use reasonable efforts to maintain the effectiveness of a Registration Statement under the Securities Act for the issuance of Stock Options and shares acquired thereunder, but there may be times when no such Registration Statement will be currently effective. The exercise of Stock Options may be
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temporarily suspended without liability to the Company during times when no such Registration Statement is currently effective, or during times when, in the reasonable opinion of the Committee, such suspension is necessary to preclude violation of any requirements of applicable law or regulatory bodies having jurisdiction over the Company. If any Stock Option would expire for any reason except the end of its term during such a suspension, then if exercise of such Stock Option is duly tendered before its expiration, such Stock Option shall be exercisable and exercised (unless the attempted exercise is withdrawn) as of the first day after the end of such suspension. The Company shall have no obligation to file any Registration Statement covering resales of Option Shares.

5.5 Continuous engagement.

Except as provided in Paragraph 5.7 below, a director or consultant may not exercise a Stock Option unless from the date of grant to the date of exercise he or she remains continuously in the engagement of the Company. For purposes of this Paragraph 5.5, the period of continuous engagement of a non-employee director or consultant with the Company shall be deemed to include (without extending the term of the Stock Option) any period during which the he or she is on leave of absence with the consent of the Company, provided that such leave of absence shall not exceed three months and that he or she returns to the engagement of the Company at the expiration of such leave of absence. If the non-employee director or consultant fails to return to the engagement of the Company at the expiration of such leave of absence, the his or her engagement with the Company shall be deemed terminated as of the date such leave of absence commenced. The continuous engagement with the Company shall also be deemed to include any period during which the he or she is a member of the Armed Forces of the countries where he or she resides, provided that the he or she returns to the employ of the Company within 90 days (or such longer period as may be prescribed by law) from the date the he or she first becomes entitled to a discharge from military service.
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If he or she does not return to the engagement of the Company within 90 days (or such longer period as may be prescribed by law) from the date the he or she first becomes entitled to a discharge from military service, his engagement with the Company shall be deemed to have terminated as of the date the his or her military service ended.

5.6 Restrictions on Transfer.

Each Stock Option granted under this Plan shall be transferable only by will or the laws of descent and distribution. No interest of any non-employee director or consultant under this Plan shall be subject to attachment, execution, garnishment, sequestration, the laws of bankruptcy or any other legal or equitable process. Each Stock Option granted under this Plan shall be exercisable during his or her lifetime only by the non-employee director or consultant or by his or her legal representative.

5.7 Termination of Engagement.

5.7.1 Upon the non-employee director or consultant's Disability (terms being defined below) or death, (a) all Stock Options to the extent then presently exercisable shall remain in full force and effect and may be exercised pursuant to the provisions thereof, and (b) unless otherwise provided by the Committee, all Stock Options to the extent not then presently exercisable by him or her shall terminate as of the date of such termination of engagement and shall not be exercisable thereafter. Unless engagement is terminated for cause, as defined by applicable law, the right to exercise in the event of termination of engagement, to the extent that the optionee is entitled to exercise on the date the engagement terminates as follows:

(i) At least six months from the date of termination if termination was caused by death or disability.

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(ii) At least 30 days from the date of termination if termination was caused by other than death or disability.

5.7.2 For purposes of this Plan:

(a) "Disability" shall mean total and permanent incapacity of a non-employee director or consultant, due to physical impairment or legally established mental incompetence, to perform the usual duties of his or her engagement with the Company, which disability shall be determined (i) on medical evidence by a licensed physician designated by the Committee, or (ii) on evidence that he or she has become entitled to receive primary benefits as a disabled person under the Social Security Act or similar laws of applicable countries in effect on the date of such disability.

6. Grants of Shares. Commencing on the Effective Date, the amount of compensation for service to non-employee directors or consultants may payable in shares of the restricted Stock (the "Stock Retainer") pursuant to this Plan at fair market value at the time of the grants.

7. Deferral Option.

From and after the Effective Date, a Participant may make an election (a "Deferral Election") on an annual basis to defer delivery of the Stock Retainer specifying which one of the following ways the Stock Retainer is to be delivered (a) on the date which is three years after the Effective Date for which it was originally payable (the "Third Anniversary"), (b) on the date upon which the Participant ceases to be a Director or Consultant for any reason (the "Departure Date") or (c) in five equal annual installments commencing on the Departure Date (the "Third Anniversary" and "Departure Date" each being referred to herein as a "Delivery Date"). Such Deferral Election shall remain in effect for each Subsequent Year unless changed, provided that, any
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Deferral Election with respect to a particular Year may not be changed less than six months prior to the beginning of such Year, and provided, further, that no more than one Deferral Election or change thereof may be made in any Year.

Any Deferral Election and any change or revocation thereof shall be made by delivering written notice thereof to the Committee no later than six months prior to the beginning of the Year in which it is to be effected; provided that, with respect to the Year beginning on the Effective Date, any Deferral Election or revocation thereof must be delivered no later than the close of business on the 30th day after the Effective Date.

8. Deferred Stock Accounts.

The Company shall maintain a Deferred Stock Account for each Participant who makes a Deferral Election to which shall be credited, as of the applicable Payment Time, the number of shares of the Common Stock payable pursuant to the Stock Retainer to which the Deferral Election relates. So long as any amounts in such Deferred Stock Account have not been delivered to the Participant under Paragraph 8 hereof, each Deferred Stock Account shall be credited as of the payment date for any dividend paid or other distribution made with respect to the Common Stock, with a number of shares of the Common Stock equal to (a) the number of shares of the Common Stock shown in such Deferred Stock Account on the record date for such dividend or distribution multiplied by (b) the Dividend Equivalent for such dividend or distribution.

9. Delivery of Shares.

(a) The shares of the Common Stock in a Participant's Deferred Stock Account with respect to any Stock Retainer for which a Deferral Election has been made (together with dividends attributable to such shares credited to such Deferred Stock Account) shall be delivered in accordance with this Paragraph 8 as soon as practicable after the applicable Delivery Date. Except with respect to a Deferral Election pursuant to Paragraph 7 hereof, or other agreement between
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the parties, such shares shall be delivered at one time; provided that, if the number of shares so delivered includes a fractional share, such number shall be rounded to the nearest whole number of shares. If the Participant has in effect a Deferral Election pursuant to Paragraph 6 hereof, then such shares shall be delivered in five equal annual installments (together with dividends attributable to such shares credited to such Deferred Stock Account), with the first such installment being delivered on the first anniversary of the Delivery Date; provided that, if in order to equalize such installments, fractional shares would have to be delivered, such installments shall be adjusted by rounding to the nearest whole share. If any such shares are to be delivered after the Participant has died or become legally incompetent, they shall be delivered to the Participant's estate or legal guardian, as the case may be, in accordance with the foregoing; provided that, if the Participant dies with a Deferral Election pursuant to Paragraph 6 hereof in effect, the Committee shall deliver all remaining undelivered shares to the Participant's estate immediately. References to a Participant in this Plan shall be deemed to refer to the Participant's estate or legal guardian, where appropriate.

(b) The Company may, but shall not be required to, create a grantor trust or utilize an existing grantor trust (in either case, "Trust") to assist it in accumulating the shares of the Common Stock needed to fulfill its obligations under this Paragraph 8. However, Participants shall have no beneficial or other interest in the Trust and the assets thereof, and their rights under this Plan shall be as general creditors of the Company, unaffected by the existence or nonexistence of the Trust, except that deliveries of Stock Retainers to Participants from the Trust shall, to the extent thereof, be treated as satisfying the Company's obligations under this Paragraph 8.

10. Share Certificates; Voting and Other Rights.

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The certificates for shares delivered to a Participant pursuant to Paragraph 9 above shall be issued in the name of the Participant, and from and after the date of such issuance the Participant shall be entitled to all rights of a stockholder with respect to the Common Stock for all such shares issued in his name, including the right to vote the shares, and the Participant shall receive all dividends and other distributions paid or made with respect thereto.

11. General Restrictions.

(a) Notwithstanding any other provision of this Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for shares of the Common Stock under this Plan prior to fulfillment of all of the following conditions:

     (i) Listing or approval for listing upon official notice of issuance of such shares on the New York Stock Exchange, Inc., or such other securities exchange as may at the time be a market for the Common Stock;

     (ii) Any registration or other qualification of such shares under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, upon the advice of counsel, deem necessary or advisable; and

     (iii) Obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, after receiving the advice of counsel, determine to be necessary or advisable.

(b) Nothing contained in this Plan shall prevent the Company from adopting other or additional compensation arrangements for the Participants.

12. Shares Available. Subject to Paragraph 13 below, the maximum

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number of shares of the Common Stock which may in the aggregate be paid as Stock Retainers pursuant to this Plan is 3,000,000. Number of shares authorized under this plan shall be adjusted for stock dividends, stock splits, reverse stock splits, reclassification and similar changes in capital structure of company. Shares of the Common Stock issuable under this Plan may be taken from, newly issued shares, treasury shares of the Company or purchased on the open market. In the event that any outstanding Stock Retainer under this Plan for any reason expires or is terminated, the shares of Common Stock allocable to the unexercised portion of the Stock Retainer shall be available for reissuance under this plan. The Compensation Committee of the Board shall have the authority, in its discretion, to increase the number of shares available for issuance under this plan

13. Adjustments; Change of Control.

(a) In the event that there is, at any time after the Board adopts this Plan, any change in corporate capitalization, such as a stock split, combination of shares, exchange of shares, warrants or rights offering to purchase the Common Stock at a price below its Fair Market Value, reclassification, or recapitalization, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, stock dividend, or other extraordinary distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Company (each of the foregoing a "Transaction"), in each case other than any such Transaction which constitutes a Change of Control (as defined below), (i) the Deferred Stock Accounts shall be credited with the amount and kind of shares or other property which would have been received by a holder of the number of shares of the Common Stock held in such Deferred Stock Account had such shares of the Common Stock been outstanding as of the effectiveness of any such Transaction, (ii) the number and kind of shares or other property subject to this Plan shall also be appropriately adjusted to reflect the effectiveness of any such Transaction, and (iii) the Committee will adjust any other
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relevant provisions of this Plan to reflect any such transaction.

(b) If the shares of the Common Stock credited to the Deferred Stock Accounts are converted pursuant to Paragraph 12(a) into another form of property, references in this Plan to the Common Stock shall be deemed, where appropriate, to refer to such other form of property, with such other modifications as may be required for this Plan to operate in accordance with its purposes. Without limiting the generality of the foregoing, references to delivery of certificates for shares of the Common Stock shall be deemed to refer to delivery of cash and the incidents of ownership of any other property held in the Deferred Stock Accounts.

(c) In the event of a Change of Control, the following shall occur on the date of the Change of Control: (i) the shares of the Common Stock held in each Participant's Deferred Stock Account shall be deemed to be issued and outstanding as of the Change of Control; (ii) the Company shall forthwith deliver to each participant who has a Deferred Stock Account all of the shares of the Common Stock or any other property held in such Participant's Deferred Stock Account; and (iii) this Plan shall be terminated.

(d) For purposes of this Plan, Change of Control shall mean any of the following events:

"Change of Control" shall be deemed to occur (a) on the date the Company first has actual knowledge that any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) has become the beneficial owner (as defined in Rule 13(d)-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 40 percent or more of the combined voting power of the Company's then outstanding securities, or (b) on the date the stockholders of the Company approve (i) a merger of the Company with or into any other corporation in which the Company is not the surviving corporation or in which the Company survives as a subsidiary of another corporation, (ii) a consolidation of the Company with any other corporation, or (iii) the sale or disposition of all or substantially all of the Company's assets or a plan of complete liquidation.

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14. Administration; Amendment and Termination.

(a) This Plan shall be administered by a committee consisting of two members who shall be the current directors of the Company or senior executive officers or other directors who are not Participants as may be designated by the Chief Executive Officer (the "Committee"), which shall have full authority to construe and interpret this Plan, to establish, amend and rescind rules and regulations relating to this Plan, and to take all such actions and make all such determinations in connection with this Plan as it may deem necessary or desirable. If two or more members of the Board are "outside directors" within the meaning of Section 162(m) of the IRC code, the committee shall be comprised of at least two members of the Board all of whom are outside directors.

(b) The Board may from time to time make such amendments to this Plan, including to preserve or come within any exemption from liability under Section 16(b) of the Exchange Act,
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as it may deem proper and in the best interest of the Company without further approval of the Company's stockholders, provided that, to the extent required under Nevada law or to qualify transactions under this Plan for exemption under Rule 16b-3 promulgated under the Exchange Act, no amendment to this Plan shall be adopted without further approval of the Company's stockholders and, provided, further, that if and to the extent required for this Plan to comply with Rule 16b-3 promulgated under the Exchange Act, no amendment to this Plan shall be made more than once in any six month period that would change the amount, price or timing of the grants of the Common Stock hereunder other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the regulations thereunder. The Board may terminate this Plan at any time by a vote of a majority of the members thereof.

15. Restrictions on Transfer.

Each Stock Option granted under this Plan shall be transferable only by will or the laws of descent and distribution. No interest of any Employee under this Plan shall be subject to attachment, execution, garnishment, sequestration, the laws of bankruptcy or any other legal or equitable process. Each Stock Option granted under this Plan shall be exercisable during an Employee's life time only by the Employee or by the Employee's legal representative.

16. Term of Plan.

No shares of the Common Stock shall be issued, unless and until the Directors of the Company have approved this Plan and all other legal requirements have been met. This Plan was adopted by the Board effective January 31, 2006, and shall expire on January 31, 2016.

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17. Governing Law.

This Plan and all actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Nevada.

18. Information to Shareholders.

The Company shall furnish to each of its stockholders financial statements of the Company at least annually.

19. Miscellaneous.

(a) Nothing in this Plan shall be deemed to create any obligation on the part of the Board to nominate any Director for reelection by the Company's stockholders or to limit the rights of the stockholders to remove any Director.

(b) The Company shall have the right to require, prior to the issuance or delivery of any shares of the Common Stock pursuant to this Plan, that a Participant make arrangements satisfactory to the Committee for the withholding of any taxes required by law to be withheld with respect to the issuance or delivery of such shares, including, without limitation, by the withholding of shares that would otherwise be so issued or delivered, by withholding from any other payment due to the Participant, or by a cash payment to the Company by the Participant.

2-Track Global, Inc.

By /s/ Mike Jung
_______________
Mike Jung, CEO
February 1, 2006

Adopted by the Board of Directors as of January 31, 2006.

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